Exhibit 99.1

InnerWorkings Announces First Quarter 2020 Results
Higher quality revenue drove 110 basis-point increase in gross margin;
SG&A reduced by $3.9 million, with further cost reductions actioned during the second quarter

CHICAGO, IL - June 16, 2020 - InnerWorkings, Inc. (NASDAQ: INWK), the leading global marketing engineering firm, today announced financial results for the three months ended March 31, 2020. For all non-GAAP references below, please refer to the non-GAAP reconciliation tables at the end of this release for more information.

“Our first quarter results demonstrate improved revenue quality and a leaner cost structure, giving us solid footing to navigate a challenging economic environment in the second quarter,” said Chief Executive Officer Rich Stoddart. “We have taken aggressive, swift action since April to right-size our cost structure while maintaining our ability to support our clients as business activity rebounds. We are also maintaining our focus on winning new business, with several new contracts awarded this year and significant demand for our solution in the sales pipeline.”

Financial and Business Highlights

•
Gross revenue was $261.4 million in the first quarter of 2020, a decrease of 2% compared to $267.2 million in the first quarter of 2019. Excluding currency impact, gross revenue decreased 1% in the first quarter of 2020.

•	Gross profit was $63.4 million, or 24.3% of gross revenue in the first quarter of 2020, compared to $62.0 million, or 23.2% of gross revenue, in the same period of last year.

•	Selling, general and administrative expenses were $51.9 million in the first quarter, down 7% compared to $55.8 million in the first quarter of 2019.

•	Net loss for the first quarter of 2020 was $(2.8) million, or $(0.15) per diluted share, compared to net loss of $(2.0) million, or $(0.04) per diluted share in the first quarter of 2019.

•	Adjusted diluted earnings per share for the first quarter of 2020 was $0.04, compared to $0.03 in the first quarter of 2019.

•	Adjusted EBITDA was $12.9 million in the first quarter of 2020, compared to $7.4 million in the first quarter of 2019.

•	Additional work from new and existing clients awarded so far in 2020 amounts to approximately $32 million of annual revenue at full run-rate.
“The first quarter represents sustainable cost improvement supporting a base of high-quality revenue with the healthiest balance sheet the company has had in two years. We have made significant progress in our multi-year transformation, but there is still work to do to optimize the platform. We will continue to react quickly to changes in economic conditions, but this will not disrupt the groundwork we have been laying for a long future of profitable growth,” said Don Pearson, Chief Financial Officer.

Outlook
Due to continued economic uncertainty and low visibility, the Company is not providing specific financial guidance at this time.
“We are expecting a decline in revenue and profit in the second quarter, but we took immediate action to reduce costs and minimize the impact on our margins. While we feel we’ve taken the right steps to adjust to the current environment, there is still a great deal of uncertainty about how long the general economic downturn will last, the extent of the adverse impact on our clients, and the degree to which those in turn will adversely impact our business. Although the current economic environment is volatile and the timing and pace of recovery from the COVID-19 pandemic is unclear, we are encouraged by our recent conversations with clients, which indicate increasing momentum in planning for a resurgence of marketing activity,” said Rich Stoddart. “We believe we are well-poised for an acceleration of new client wins as marketers become more motivated to seek ways to drive cost savings and efficiencies in response to a difficult economy, and to benefit from the eventual improved marketing spend by our clients. The breadth of our work across verticals and geographies, the stability of our longstanding client relationships, and our multi-year transformation underway give us confidence in our ability to navigate the near-term uncertainty and in the strength of our business long term.”

Conference Call
Rich Stoddart, Chief Executive Officer, and Don Pearson, Chief Financial Officer, will host a conference call to discuss the results today at 4:00 p.m. Central time (5:00 p.m. Eastern time).

The phone number to access the conference call is (877) 771-7024. A live audio webcast of the call will be available through InnerWorkings' website at http://investor.inwk.com/events. A replay of the webcast will be available later today at the same location.

Non-GAAP Financial Measures

This press release includes the following financial measures defined as “non-GAAP financial measures” by the SEC: adjusted EBITDA and adjusted diluted earnings per share. The Company believes these measures provide useful information to investors because they provide further insights into the Company’s financial performance. These measures are also used by management in its financial and operational decision-making and evaluation of overall performance. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. For a reconciliation of these non-GAAP financial measures to the nearest comparable GAAP measures, please see the reconciliation of adjusted EBITDA and adjusted diluted earnings per share included in this release.

Forward-Looking Statements

This release contains statements relating to future results. These statements are forward-looking statements under the federal securities laws. We can give no assurance that any future results discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. These statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. For a discussion of important factors that could affect our actual results, please refer to our SEC filings, including the “Risk Factors” section of our most recently filed Form 10-K and our Form 8-K filed on May 11, 2020.

About InnerWorkings

InnerWorkings, Inc. (NASDAQ: INWK) engineers marketing for leading brands across a wide range of industries. We dive deep into clients’ brand strategies to deliver solutions that leverage our global expertise, certified supplier base, proven methods, and proprietary technology. By engineering marketing across key touch points in the customer journey, we power campaigns that drive value, enhance awareness and inspire action. With services that include creative, print, direct mail, branded merchandise, luxury packaging, retail environments, and digital solutions, we’re elevating beyond execution to shape brand experience. For more information visit: www.inwk.com.
CONTACT:
InnerWorkings, Inc.
Bridget Freas
312.589.5613
bfreas@inwk.com

Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2020	2019
Revenue	$261,360	$267,211
Cost of goods sold	197,918	205,201
Gross profit	63,442	62,010
Operating expenses:
Selling, general and administrative expenses	51,913	55,830
Depreciation and amortization	3,127	2,617
Goodwill impairment	7,191	—
Restructuring charges	3,637	3,934
Loss from operations	(2,426)	(371)
Other income (expense):
Interest income	56	98
Interest expense	(4,386)	(2,745)
Change in fair value of warrant	5,205	—
Foreign exchange loss	(2,791)	(476)
Other income	896	36
Total other expense	(1,020)	(3,087)
Loss before income taxes	(3,446)	(3,458)
Income tax benefit	(606)	(1,414)
Net loss	$(2,840)	$(2,044)

	Three Months Ended March 31,
	2020	2019
Numerator:
Net loss - basic	$(2,840)	$(2,044)
Adjustments:
Change in fair value of Initial Warrant liability	(5,205)	—
Net loss - diluted	$(8,045)	$(2,044)

Denominator:
Weighted average shares outstanding	52,139	51,830
Issuance of Initial Warrant	1,335	—
Weighted average shares outstanding - basic and diluted	53,474	51,830

Basic loss per share	$(0.05)	$(0.04)
Diluted loss per share	$(0.15)	$(0.04)

Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$30,775	$42,711
Accounts receivable, net of allowance for doubtful accounts of $2,758 and $3,830, respectively	181,604	202,406
Unbilled revenue	43,773	48,396
Inventories	34,795	34,977
Prepaid expenses	13,623	10,680
Other current assets	35,617	35,495
Total current assets	340,187	374,665
Property and equipment, net	36,671	37,224
Intangibles and other assets:
Goodwill	144,925	152,210
Intangible assets, net	7,193	7,714
Right of use assets, net	48,284	51,159
Deferred income taxes	2,182	2,182
Other non-current assets	3,864	4,129
Total intangibles and other assets	206,448	217,394
Total assets	$583,306	$629,283
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$123,519	$142,136
Accrued expenses	46,137	50,975
Deferred revenue	9,495	9,568
Revolving credit facility - current	69	593
Term loan - current	8,750	7,500
Other current liabilities	29,059	35,665
Total current liabilities	217,029	246,437
Lease liabilities	44,314	46,075
Revolving credit facility - non-current	59,753	60,086
Term loan - non-current	81,762	89,242
Deferred income taxes	8,053	8,053
Other long-term liabilities	504	1,138
Total liabilities	411,415	451,031
Commitments and contingencies
Stockholders' equity:
Common stock	6	6
Additional paid-in capital	246,769	245,311
Treasury stock at cost	(81,471)	(81,471)
Accumulated other comprehensive loss	(27,545)	(22,449)
Retained earnings	34,132	36,855
Total stockholders' equity	171,891	178,252
Total liabilities and stockholders' equity	$583,306	$629,283

Condensed Consolidated Statement of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Cash flows from operating activities
Net loss	$(2,840)	$(2,044)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	3,127	2,617
Stock-based compensation expense	840	739
Bad debt provision	(438)	385
Contract implementation cost amortization	67	143
Goodwill impairment	7,191	—
Long-lived asset impairment	273	—
Change in fair value of warrant	(5,205)	—
Change in fair value of embedded derivatives	(435)	—
Unrealized foreign exchange loss	2,075	—
Other operating activities, net	531	102
Change in assets and liabilities:
Accounts receivable and unbilled revenue	17,728	3,928
Inventories	(1,277)	9,165
Prepaid expenses and other assets	(5,302)	274
Accounts payable	(14,089)	(9,207)
Accrued expenses and other liabilities	(11,991)	(610)
Net cash (used in) provided by operating activities	(9,745)	5,492

Cash flows from investing activities
Purchases of property and equipment	(3,190)	(3,345)
Net cash used in investing activities	(3,190)	(3,345)

Cash flows from financing activities
Net repayments on old revolving credit facility	—	(3,800)
Net repayments on new revolving credit facility	(633)	—
Net short-term secured borrowings	—	1,256
Payments on term loan	(1,250)	—
Proceeds from exercise of stock options	—	63
Payment of debt issuance costs	—	(585)
Other financing activities, net	(22)	(29)
Net cash used in financing activities	(1,905)	(3,095)

Effect of exchange rate changes on cash and cash equivalents	2,904	29
Decrease in cash and cash equivalents	(11,936)	(919)
Cash and cash equivalents, beginning of period	42,711	26,770
Cash and cash equivalents, end of period	$30,775	$25,851

Reconciliation of Adjusted EBITDA and Adjusted Diluted Earnings Per Share
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Net loss	$(2,840)	$(2,044)
Benefit for income tax	(606)	(1,414)
Interest income	(56)	(98)
Interest expense	4,386	2,745
Change in fair value of warrant	(5,205)	—
Foreign exchange loss	2,791	476
Depreciation and amortization	3,127	2,617
Stock-based compensation - equity classified awards	1,480	739
Stock-based compensation - liability classified awards (SARs)	(640)	—
Goodwill impairment	7,191	—
Long-lived asset impairment	273	—
Restructuring charges	3,637	3,934
Professional fees related to control remediation	264	365
Executive search fees	—	80
Sales and use tax audit	—	25
Other income	(896)	(36)
Adjusted EBITDA	$12,906	$7,389

	Three Months Ended March 31,
	2020	2019
Net loss	$(2,840)	$(2,044)
Restructuring charges	3,637	3,934
Professional fees related to control remediation	264	365
Change in fair value of warrant and derivatives	(5,640)	—
Goodwill impairment	7,191	—
Long-lived asset impairment	273	—
Executive search fees	—	80
Sales and use tax audit	—	25
Income tax effects of adjustments	(971)	(1,024)
Adjusted net income	$1,914	$1,336

GAAP weighted-average shares outstanding – diluted	53,474	51,830
Effect of dilutive securities:
Employee stock options and restricted common shares	762	65
Adjusted weighted-average shares outstanding – diluted	54,236	51,895
Adjusted diluted earnings per share	$0.04	$0.03